UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

CMG HOLDINGS GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-51770	87-0733770
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2130 N Lincoln Park W Suite 8N, Chicago, IL 60614

(Address of principal executive offices)

(773) 770-3440

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

CMG Holdings Group, Inc. is referred to herein as “we”, “us”, or “us”

Item 8.01. Other Events

On June 10, 2019, CMG Holdings Group, Inc.’s Board of Directors approved a share repurchase program for up to 100 million common shares over the next two years. The share repurchases will be made at the discretion of management through open market purchases and/or privately negotiated transactions funded by cash on hand, free cash flow from operations, and potential bank financing. A copy of a press release issued and disseminated June 13, 2019 is attached hereto.

Item 9.01. Exhibits

CMG Holdings Group's Board of Directors Authorizes 100 Million Share Repurchase Program

CHICAGO, June 13, 2019 (GLOBE NEWSWIRE) -- The Board of Directors of CMG Holdings Group, Inc. (OTC: CMGO) announces today the approval of a share buyback program of up to 100 million shares of the Company's common stock over the next two years. The share repurchases will be made at the discretion of the company through open market purchases and/or privately negotiated transactions.

CMG's Chairman and CEO Glenn Laken said, "We are very excited by the prospects for the company going forward and have decided to implement this buyback based on our view that the price of the stock does not accurately reflect the value of the company and its increasingly positive prospects. We believe that this program is a very important step in increasing shareholder value. I'd like to thank our loyal shareholders for their support. Further information on CMG developments can be found at @CMGOnews on Twitter." The repurchases will be made with cash on hand, free cash flow from operations, and potential bank financing. Full details of the stock repurchase program may be found in CMG's report on Form 8K which will be filed within the next few business days.

About CMG Holdings Group, Inc.

CMG Holdings Group, Inc. is a Chicago holding company whose primary operating subsidiary is XA – The Experiential Agency, Inc. (http://www.experientialagency.com) - which engages in the alternative advertising, digital media, experiential and interactive marketing, and entertainment sectors. XA is involved in production and promotion, event design, sponsorship evaluation, negotiation and activation, talent buying, show production, stage and set design, and data analysis and management activities. The business also offers branding and design services, such as graphic, industrial and package designs across traditional and new media, public relations, social media, media development and relations, and interactive marketing platforms to provide its clients with customary private digital media networks to design and develop individual broadcasting digital media channels to sell, promote, and enhance their digital media video content through mobile, online, and social media. XA serves clients across the marketing communication industry. Separately, CMG Holdings Group owns Lincoln Acquisition Corp., a subsidiary formed to manage its portfolio investments.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that CMG Holdings Group, Inc. will meet minimum sales expectations, be successful and profitable, bring significant value to its stockholders, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. No information in this press release should be construed in any form shape or manner as an indication of the Company's future revenues, financial condition or stock price.

Contact

Glenn Laken

CEO

CMG Holdings Group, Inc.

(773) 770-3440

glennbrlaken@gmail.com

Twitter: @CMGOnews

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMG HOLDGINS GROUP, INC.

Date: June 14, 2019	By:	/s/ Glenn Laken
Glenn Laken
Chief Executive Officer